SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 13, 2007

COATES INTERNATIONAL, LTD. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
000-33155	22-2925432
(Commission File Number)	(IRS Employer Identification No.)

Highway 34 & Ridgewood Road
Wall Township, New Jersey 07719
(Address of principal executive offices

(732) 449-7717
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE

On November 13, 2007, the Registrant issued a press release announcing that it demonstrated its CSRV Engine Generators for it primary customer, Well to Wire (“WWE”) and that WWE cited flawless performance and 27.5 – 30.4% fuel savings.  Key representatives of WWE made a three day visit to the Registrant’s Headquarters in Wall Township, NJ during which they experienced a highly successful demonstration and performed tests on two 855 (c.i.) CSRV Industrial Electric Power Natural Gas and Multi-Fueled Generators (CSRV Engine Generators).

During WWE's visit, the two generators were fired up to optimal electric output several times, after which, their representatives were provided the opportunity to undertake a number of their own tests for power output and fuel consumption. This included recording metered readings of natural gas supply, engine hour meter and load bank power output, among others. Three rounds of bench testing were undertaken for this purpose by WWE. WWE then reviewed the test results and independently carried out calculations and comparisons in order to ascertain the extent to which the CSRV engine generators met their expectations.

At the conclusion of this visit, WWE left the Registrant’s offices so enthused about the future benefits from the CSRV Engine Generators that Bryan Campbell immediately issued a letter to Mr. George J. Coates, CEO and President confirming WWE's "extreme satisfaction" with the registrant’s CSRV Engine Generators. This letter is included herewith as Exhibit 10.1.

In this press release Barry C. Kaye, CFO also added, among other things that our company mission has been to provide the CSRV technology to the world. We believe this technology is capable of providing a meaningful contribution in addressing some of the greatest challenges we face today, including how to:

■	Reduce the consumption of our limited fossil fuels

■	Make a positive impact toward mitigating global warming

■	Lower the production of harmful emissions being spewed into our atmosphere

The CSRV system technology makes possible the use of alternative fuels and multi-fuel systems in internal combustion engines while reducing fuel consumption, thereby enabling reduction of the dependency by the U.S. on foreign imported oil.

In August 2006, Compliance and Research Services, Inc., a federal Environmental Protection Agency-recognized independent testing facility certified that the CSRV Engine Generator complies with the governmental standards as set forth in Title 40 of the Code of Federal Regulations Part 1048, that regulates environmental standards for stationary natural gas powered industrial engines.  This certification is included herewith as Exhibit 10.2.

In June 2006, Professor Emeritus, Lawrence Jay Schmerzler, P.E. provided the Registrant a written report detailing his findings, after a series of visits to the Registrant’s Headquarters for the purpose of examining, reviewing and evaluating engine systems having the Coates Spherical Rotary Valve System. Also included in his report is a comparison of the CSRV system technology to the conventional poppet valve technology. In his report, he concludes that “the Coates CSRV Combustion Engine will substantially outperform the conventional poppet valve engines and the micro turbines in the following categories:

■	A significant reduction in harmful emissions
■	A reduction in fuel consumption while maintaining consistent power output
■	Higher density power output resulting from complete combustion
■
His findings were predicated on the utilization of higher compression ratios and higher volumetric efficiencies of the CSRV Valve System and the reduction in frictional losses versus the reciprocating spring-loaded components of the conventional poppet valve engines.

Included herewith in this Form 8-K as Exhibit 10.3 is a copy of Professor Schmerzler’s report, including information on Professor Schmerzler’s background, experience, affiliations, awards and credentials.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired

None

(b)	Exhibits

Exhibit No.	Description
10.1	Letter dated November 10, 2007 from Well to Wire Energy, Inc.
10.2	Compliance and Research Services, Inc Certification
10.3	Lawrence Jay Schmerzler, P.E. report
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COATES INTERNATIONAL, LTD.

November 15, 2007	By:	/s/ George J. Coates

President and Chief Executive Officer

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